UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2008 (August 13, 2008)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-140887	20-8198863
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Amendment to Advisory Management Agreement

On August 13, 2008, Behringer Harvard Opportunity REIT II, Inc. (the “Company”) and Behringer Harvard Opportunity Advisors II LP (the “Advisor”), entered into the First Amendment to the Advisory Management Agreement (the “Advisory Amendment”).  The Advisory Amendment revises the method for determining the payment of acquisition expenses.  Pursuant to the Advisory Amendment the Advisor or its affiliates will receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of assets that the Company acquires and intends to develop, construct or improve.  The Advisor or its affiliates will also receive a non-accountable acquisition expense reimbursement in the amount of 0.25% of the funds advanced in respect of a loan or other investment.  In addition, the Company will also pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  The Advisor will be responsible for paying all of the expenses it incurs associated with persons employed by it to the extent dedicated to making investments for the Company, such as wages and benefits of the investment personnel.  The Advisor will also be responsible for paying all of the investment-related expenses that the Company or the Advisor incurs that are due to third parties with respect to investments the Company does not make.

The Advisory Amendment also provides that the Company may not, during the term of the advisory management agreement and for the one-year period following the termination thereof, solicit the employment of the current or past employees of the Advisor.

The information set forth above with respect to the Advisory Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

Amended and Restated Property Management and Leasing Agreement

Also on August 13, 2008, the Company, Behringer Harvard Opportunity OP II LP and Behringer Harvard Opportunity II Management Services, LLC (the “Manager”) entered into the Amended and Restated Property Management and Leasing Agreement (the “Amended and Restated Management Agreement”).   The Amended and Restated Management Agreement clarifies the scope of the duties that the Manager will perform in connection with managing and coordinating the leasing of the Company’s properties and, except as noted below, is substantially the same as the Property Management and Leasing Agreement entered into on January 4, 2008.

Pursuant to the terms of the Amended and Restated Management Agreement, if one of the Company’s properties is owned by a joint venture and the Manager is not paid by the joint venture directly in respect of its services, the applicable management fee or oversight fee to be paid by the Company will be calculated by multiplying the applicable management fee by the percentage of the Company’s economic interest in that property.  The Amended and Restated Management Agreement also decreases the amount of oversight fees payable to the Manager from 1% to 0.5% of gross revenues of any property managed by a non-affiliated third-party property manager.

In addition, the Amended and Restated Management Agreement provides that the Manager will supervise construction work at the Company’s properties.  In exchange for these services, the Company will pay the Manager a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with the construction work.  The Amended and Restated Management Agreement also specifies that any technology costs incurred by the Manager in connection with managing the Company’s properties will be considered expenses of the property owner.

                                                The Amended and Restated Management Agreement also provides that the Company may not, during the term of the Amended and Restated Management Agreement and for the one-year period following the termination thereof, solicit the employment of the current or past employees of the Manager or its affiliates.

The information set forth above with respect to the Amended and Restated Management Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 disclosure by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 10.1	First Amendment to Advisory Management Agreement by and between Behringer Harvard Opportunity REIT II, Inc. and Behringer Harvard Opportunity Advisors II LP dated August 13, 2008

Exhibit 10.2

Amended and Restated Property Management and Leasing Agreement by and amount Behringer Harvard Opportunity REIT II, Inc., Behringer Harvard Opportunity OP II LP and Behringer Harvard Opportunity II Management Services, LLC dated August 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: August 14, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal